Exhibit 10.8

AMENDMENT NO. 5 TO
1999 INCENTIVE PLAN OF
U.S. CONCRETE, INC.

Adopted March 7, 2007; Effective as of January 1, 1999

          The Board of Directors of U.S. Concrete Inc. (the “Company”) by resolution has duly adopted this Amendment No. 5 to the Company’s 1999 Incentive Plan (the “Plan”), retroactive to January 1, 1999. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan.

          1.          The following definition in Section 2 of the Plan is hereby amended to read in its entirety as follows:

          “‘Fair Market Value’ of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if no such sale is so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if shares of Common Stock are not so listed but are quoted on the Nasdaq National Market, the closing sales price per share of Common Stock reported by the Nasdaq National Market on that date, or, if no such sale is so reported on that date, on the last preceding date on which such a sale was so reported, (iii) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for that date, on the last preceding date for which those quotations are available, as reported by the Nasdaq Stock Market, or, if not reported by the Nasdaq Stock Market, by the National Quotation Bureau Incorporated, or (iv) if shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser the Company appoints for that purpose. For purposes of the Director Options to be awarded on the IPO Closing Date pursuant to Paragraph 9(b), the Company has determined that the Fair Market Value of a share of Common Stock on the IPO Closing Date will be the IPO Price.”